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                                                                   EXHIBIT 10.62



                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of the 25th day of February, 1998 by and between PSINet Inc., a New York corporation (the "Company"), and IXC Internet Services, Inc., a Delaware corporation ("IXC").

                                  WITNESSETH:

     WHEREAS, the Company and IXC have entered into an IRU and Stock Purchase Agreement dated as of July 22, 1997, as amended, supplemented or modified (the "IRU Agreement"), pursuant to which the Company will issue to IXC shares of Common Stock.

     WHEREAS, it is a condition precedent to the consummation of the transactions under the IRU Agreement that this Agreement be entered into.

     WHEREAS, the Company has previously granted registration rights to certain other holders of the Company's securities pursuant to the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement, the 7/11/95 Registration Rights Agreement and the 9/19/96 Registration Rights Agreement.

     WHEREAS, it is the intention of the parties to this Agreement that the registration rights granted hereunder shall rank ratably with the registration rights under the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement, the 7/11/95 Registration Rights Agreement and the 9/19/96 Registration Rights Agreement and with registration rights to be granted under other agreements as more fully provided in Section 2.6 hereof.

     WHEREAS, certain defined terms are set forth in Article I hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants contained herein and for other good and available consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

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                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1    CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated below:

     "Amended and Restated Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated as of January 17, 1995 among the Company and the other parties thereto, as the same has been and hereafter may be amended from time to time to add additional parties signatory thereto.

     "Closing" shall mean the closing of the transactions contemplated under the IRU Agreement as more specifically defined therein.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Registration Rights" shall have the meaning set forth in Section
2.7 hereof.

     "Other Registration Rights" shall have the meaning set forth in Section 2.7 hereof.

     "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

     "Primary offering" shall have the meaning set forth in Section 2.1 hereof.

     "Registrable Securities" shall have the meaning set forth in Section 2.4 hereof.

     "Secondary offering" shall have the meaning set forth in Section 2.1 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "2/8/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 8, 1995 among the Company and the other parties thereto, as the same

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may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

     "6/16/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of June 16, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

     "7/11/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of July 11, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

     "9/19/96 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of September 19, 1996 between the Company and The Chatterjee Management Company, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

                                  ARTICLE II

                              REGISTRATION RIGHTS

     SECTION 2.1    OPTIONAL REGISTRATIONS

     If at any time or times after the date hereof (so long as IXC shall own Registrable Securities which are not eligible for sale by IXC under Rule 144(k) of the Securities Act), the Company shall determine to register any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to IXC. In connection with any such registration, if within 30 days after receipt of such notice IXC requests the inclusion of some or all of the Registrable Securities in such registration, the Company, subject to Section 2.7 hereof, will use its reasonable best efforts to effect the registration under the Securities Act of all such Registrable Securities; provided, that such registration is in connection with an underwritten public offering; and provided, further, that, if the underwriter determines that the registration of securities in excess of any amount to be registered by the Company would adversely affect such offering then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein. The Company shall advise IXC promptly after such determination by the underwriter, and the number of shares

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of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities to be sold by the Company shall be included in such registration and underwriting, and, subject to Section 2.7 hereof, the number of additional shares that may be included in the registration and underwriting shall be allocated among IXC and all holders of other securities having registration rights granted by the Company requesting that such other securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and such other securities. All expenses of the registration and offering shall be borne by the Company, except that IXC and all holders of other securities having registration rights granted by the Company shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities or such other securities, as the case may be, being registered, transfer taxes on shares being sold by IXC or the other holders, as the case may be, and all fees and expenses of counsel for IXC and such holders, as the case may be. Without in any way limiting the types of registrations to which this Section 2.1 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 of the Securities Act or any other similar rule or regulation, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit IXC to include its shares in such registration in accordance with the terms of this Section 2.1.

     SECTION 2.2    REQUIRED REGISTRATIONS

     At any time or times after the date hereof (so long as IXC shall own Registrable Securities which are not eligible for sale by IXC under Rule 144(k) of the Securities Act), IXC may notify the Company in writing that it (i) intends to offer or cause to be offered for public sale all or any portion of its Registrable Securities (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by IXC) and (ii) request that the Company cause such Registrable Securities to be registered under the Securities Act; provided, however, that IXC may make only three requests for registration under this Section 2.2. Upon receipt of such notification, subject to Section
2.7 hereof, the Company will notify all of the Persons who would be entitled to notice of a proposed registration under Existing Registration Rights or Other Registration Rights of its receipt of such notification. Upon the written request of any such Person delivered to the Company within 30 days after receipt from the Company of such notification, the Company will use its reasonable best efforts to cause such Registrable Securities as may be requested by IXC or such securities as may be requested by any such Person to be registered under the Securities Act within 125 days of the notification by IXC, in accordance with the terms of this Section 2.2; provided, however, that unless such registration becomes effective and remains in effect for 60 days, such registration shall not be counted as one of the three requests for registration that may be made by IXC under this Section 2.2. IXC shall have the right to select the investment banker(s) and manager(s) (which shall be of national standing and reputation) to administer any underwritten public offering under this Section 2.2, subject to the execution and delivery by such investment banker(s) to the Company of a confidentiality agreement in form and substance satisfactory to the Company. If requested in writing by the Company, IXC and the other Persons participating in a registration under this Section 2.2 shall negotiate in good faith with

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any underwriters retained in connection with the underwriting of such registration. In the case of the registration of Registrable Securities in connection with an underwritten public offering under this Section 2.2, if the underwriter determines that the registration of securities in excess of an amount determined by such underwriter would adversely affect such offering, then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities and other securities which would otherwise be underwritten pursuant to this Section 2.2. The Company shall advise IXC and the other Persons who requested to participate in such registration promptly after such determination by the underwriter, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: subject to Section 2.7 hereof, the number of securities that may be included in the registration and underwriting shall be allocated among IXC and such other Persons requesting that Registrable Securities or other securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and other securities; provided, however, that if the number of Registrable Securities pursuant to such registration shall be reduced to a number which is less than 80% of the number of Registrable Securities as to which IXC requested registration pursuant to this Section 2.2, then such registration shall not be counted as one of the three requests for registration that may be made by IXC under this Section 2.2. All expenses of such registration and offering and the reasonable fees and expenses of one independent counsel for IXC and the other Persons who requested to participate in such registration shall be borne by the Company; provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of IXC and (ii) IXC and other Persons who requested to participate in such registration shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities or other securities being registered and transfer taxes on shares being sold by them. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any 12 month period of time, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. Notwithstanding anything in this Section
2.2 to the contrary, the Company shall not be required to effect a registration under this Section 2.2 more than 135 days following the end of the Company's fiscal year, if such registration shall require the preparation of audited financial statements for any interim period not otherwise prepared by the Company. If a demand registration is requested during such period, subject to the second preceding sentence, the Company will commence such registration promptly following the end of the next fiscal year. The Company will enter into customary agreements (including underwriting agreements) reasonably acceptable to the Company to facilitate the demand registrations provided for above.

     SECTION 2.3    FORM S-3 SHELF REGISTRATION

     IXC shall have the right to request and have effected up to one registration every six months of Registrable Securities on Form S-3 or any successor form or, if Form S-3 or any successor form is not available, any appropriate form under the Act (the "Shelf Registration Statement") for an offering to be made on a continuous basis covering all the Registrable Securities (the "Shelf Registration") (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by IXC) provided that the Registrable Securities for which such registration is requested are not eligible for sale by IXC under Rule 144(k) of the Securities Act. Subject to the provisions of applicable law, the Company will use its reasonable best efforts to (i) file the Shelf Registration Statement to effect the registration of all shares of Registrable Securities within 30 days of such request and (ii) cause the Shelf Registration Statement to become effective under the Act on or prior to the date 45 days from the date of filing and (iii) keep the Shelf Registration Statement continuously effective for 60 days from the date the Registration Statement becomes effective under the Act. All expenses in connection with a registration requested pursuant to this Section 2.3 shall be borne by the Company; provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of IXC and (ii) IXC shall bear underwriting and selling discounts and commissions, if any, attributable to its Registrable Securities being registered, transfer taxes on shares being sold by it and all fees and expenses of its counsel. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor which would not otherwise be required to be disclosed at such time and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company with respect to the registration of the Registrable Securities. The shelf-registration statement may also include securities held or to be held by other holders of the Company's securities.

     SECTION 2.4    REGISTRABLE SECURITIES

     For purposes of this Agreement, the term "Registrable Securities" shall mean the Common Stock issued or issuable under the IRU Agreement and any Common Stock issued or issuable with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     SECTION 2.5    FURTHER OBLIGATIONS OF THE COMPANY

     Whenever the Company is required under this Article II to register any Registrable Securities, it agrees that it shall also do the following:

          (a) Use its reasonable best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration

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statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective (but, in the case of a registration under this Agreement, for no more than 60 days after the initial effective date of the registration statement) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering; provided, however, the Company may suspend the effectiveness of any registration statement filed hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that maintaining such effectiveness would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company; provided, further, that in the event of any such suspension of effectiveness, the 60 day period of effectiveness required above shall be deemed tolled for the number of days the effectiveness of such registration statement was suspended and, if any securities covered by such registration statement remain unsold, the Company shall thereafter take all necessary actions, including, without limitation, the filing of post-effective amendments, to cause such registration statement to become effective for the remainder of such 60 day period;

          (b) Furnish to IXC such copies of each preliminary and final prospectus and such other documents as IXC may reasonably request to facilitate the public offering of its Registrable Securities;

          (c) Use its reasonable best efforts to register or qualify the securities covered by said registration statement at the Company's expense under the securities or "blue-sky" laws of such jurisdiction as IXC may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to taxation or general service of process therein;

          (d) Immediately notify IXC, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of any stop order issued or threatened by the Commission or of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of IXC, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (e) Cause all such Registrable Securities to be listed on NASDAQ or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

          (f) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered

                                       7
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thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (g)  Choose the underwriters (except as otherwise provided in Section
2.2 hereof), auditors, Company legal counsel and financial printer to be engaged by the Company in any such registration.

     SECTION 2.6    NO TRANSFER OF REGISTRATION RIGHTS

     The registration rights of IXC under this Agreement may not be transferred or assigned except to IXC Communications, Inc. or a controlled affiliate of IXC Communications, Inc.; provided that such transferee shall have entered into an agreement substantially the same as that set forth in Section 15.8 of the IRU Agreement.

     SECTION 2.7    PRIOR AND OTHER REGISTRATION RIGHTS AGREEMENTS

     Notwithstanding any provision hereof to the contrary, the provisions of this Article II: (i) shall rank ratably with the registration rights granted under the Amended and Restated Registration Rights Agreement (the "Amended Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such Amended Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of such Amended Registration Rights, the ratable benefits of this Article II and such Amended Registration Rights; (ii) shall rank ratably with the registration rights granted under the 2/8/95 Registration Rights Agreement (the "2/8/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 2/8/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 2/8/95 Registration Rights, the ratable benefits of this Article II and such 2/8/95 Registration Rights; (iii) shall rank ratably with the registration rights granted under the 6/16/95 Registration Rights Agreement (the "6/16/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 6/16/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 6/16/95 Registration Rights, the ratable benefits of this Article II and such 6/16/95 Registration Rights; (iv) shall rank ratably with the registration rights granted under the 7/11/95 Registration Rights Agreement (the "7/11/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 7/11/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 7/11/95 Registration Rights, the ratable benefits of this Article II and such 7/11/95 Registration Rights; (v) shall rank ratably with the registration rights granted under the 9/19/96 Registration Rights Agreement (the "9/19/96 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 9/19/96 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest

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extent reasonably feasible, affords IXC and the holders of the 9/19/96
Registration Rights, the ratable benefits of this Article II and such 9/19/96 Registration Rights; and (vi) shall rank ratably with the registration rights to be granted under any other agreement in connection with the original issuance of any other capital stock of the Company (the "Other Registration Rights") and, to the extent the provisions of this Article II shall conflict with any such Other Registration Rights, such conflict shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of such Other Registration Rights, the ratable benefits of the provisions of this Article II and such Other Registration Rights.


                                  ARTICLE III

                       INDEMNIFICATION AND CONTRIBUTION

     SECTION 3.1    INDEMNIFICATION

     Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, IXC (including its directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability (x) arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such underwriter, IXC or controlling person expressly for use in such registration statement or (y) provided that the Company has theretofore timely prepared all necessary prospectus supplements or amendments and provided them to IXC or its representative, arises from the failure of IXC or any underwriter to comply with such prospectus delivery requirements as are applicable to it. With respect to losses, claims, damages, expenses and liabilities arising out of or based upon such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of IXC expressly for use in such registration statement or such failure to comply with such prospectus delivery requirements, IXC will indemnify and hold harmless each underwriter, the

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Company (including its directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of IXC for indemnification under this
Section 3.1 exceed the proceeds received by it from its sale of Registrable Securities under such registration statement.

     SECTION 3.2    CONTRIBUTION

     If the indemnification provided for in Section 3.1 above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Article III, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, IXC and the underwriters from the offering of the Registrable Securities as well as the relative fault of the Company, IXC and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, IXC and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and IXC and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, IXC and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, IXC or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and IXC agree that it would not be just and equitable if contribution pursuant to this Section 3.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. In no event, however, shall IXC be required to contribute any amount under this Section 3.2 in excess of the proceeds received by it from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 3.3    EXPENSES, ETC.

          (a) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article III shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Article III will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

          (b) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with any registration statement referred to in this Agreement are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.


                                  ARTICLE IV

                                   RULE 144

     SECTION 4.1    RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to: (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (and any successor rule to Rule
144); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to IXC as promptly as possible upon its request a written statement by the Company confirming its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as IXC may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

     SECTION 4.2    USE OF RULE 144

     IXC shall endeavor to sell its Registrable Securities whenever possible in transactions pursuant to Rule 144 under the Securities Act (and any successor rule to Rule 144) rather than pursuant to registrations effected under this Agreement so long as such sales may be effected in compliance with the requirements of Rule 144 (or any successor rule to Rule 144).

                                       11
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                                   ARTICLE V

                                    GENERAL

     SECTION 5.1    GRANTING OF RIGHTS AGREEMENTS

     The Company shall not grant any registration rights in respect of any shares of capital stock of the Company or other securities of the Company if such rights would be superior to the registration rights granted to IXC under this Agreement; provided, however, that IXC hereby consents and agrees that the Company may grant in other agreements to other holders of securities of the Company registration rights which rank ratably with the registration rights granted hereunder to IXC.

     SECTION 5.2    AMENDMENTS, WAIVERS AND CONSENTS

     For purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and IXC and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision. Any waiver or amendment affected in accordance with this Section 5.2 shall be binding upon IXC and the Company at the time such waiver or amendment is effected.

     SECTION 5.3    SURVIVAL OF COVENANTS; ASSIGNABILITY OF RIGHTS

     All covenants and agreements of the Company or IXC made herein shall survive until fully discharged; provided, however, that notwithstanding any provision of this Agreement to the contrary, in no event shall IXC be entitled to any registration rights hereunder to the extent that it could sell pursuant to Rule 144(k) under the Securities Act Registrable Securities which it desires to register under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3 hereof or at any time after one year following the date at which the IRU Agreement is no longer in effect. This Agreement may not be assigned by IXC except as set forth in Section 2.6. All covenants and agreements of the Company herein shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants and agreements shall inure to the benefit of IXC's successors and assigns.

     SECTION 5.4    GOVERNING LAW

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

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

     SECTION 5.5    HEADINGS

     The headings used in this Agreement have been inserted for reference purposes only and shall not control or affect in any manner the meaning or interpretation of any provision of this Agreement.

     SECTION 5.6    PRONOUNS

     All pronouns and any variation thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     SECTION 5.7    NOTICES AND DEMANDS

     Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or 5 days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at 510 Huntmar Park Drive, Herndon, Virginia 20170, or at such other address designated by the Company to IXC in writing; if to IXC, at its mailing address maintained on the books and records of the Company, or at such other address designated by IXC to the Company in writing.

     SECTION 5.8    SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

     SECTION 5.9    ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, negotiations and discussions, whether written or oral, relating to the subject matter hereof.

     SECTION 5.10   COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          PSINet Inc.

                                          By:   /s/ David N. Kunkel
                                                --------------------------------
                                          Name:     David N. Kunkel
                                          Title: Senior Vice President, General
                                                   Counsel and Secretary


Accepted and Agreed as of the
date first above written.

IXC Internet Services, Inc.

By:  /s/ Jeffrey C. Smith
   --------------------------------
Name:    Jeffrey C. Smith
Title:  Senior Vice President

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